PROS Holdings, Inc.

Securities Purchase Agreement

June 12, 2025

Table of Contents

Page

Section 1. Definitions	- 1 -
Section 2. Rules of Construction	- 2 -
Section 3. The Purchase and Sale	- 3 -
(a) Generally	- 3 -
(b) The Closing	- 3 -
Section 4. Representations, Warranties and Covenants of the Company	- 4 -
(a) Due Formation, Valid Existence and Good Standing; Power to Perform Obligations	- 4 -
(b) Status of Underlying Shares	- 4 -
(c) Listing of Underlying Shares	- 4 -
(d) Securities Act Matters	- 4 -
(e) Enforceability of Notes	- 5 -
(f) Enforceability of Indenture	- 5 -
(g) Trust Indenture Act	- 5 -
(h) Non-Contravention	- 5 -
(i) No Consents	- 5 -
(j) Authorization, Execution and Delivery of This Agreement	- 5 -
(k) Investment Company Act	- 5 -
(l) Accuracy of Covered SEC Filings	- 6 -
Section 5. Representations, Warranties and Covenants of the Investors	- 6 -
(a) Power to Perform Obligations; Survival of Authority	- 6 -
(b) Lack of Affiliate Status	- 6 -
(c) Non-Contravention	- 6 -
(d) Jurisdiction of Residence	- 6 -
(e) Compliance with Certain Laws; No Consents	- 6 -
(f) Acknowledgement of Risks; Investment Sophistication	- 6 -
(g) No View to Distribution; No Registration	- 6 -
(h) Information Provided	- 7 -
(i) No Investment, Tax or Other Advice	- 7 -
(j) Investment Decision Matters	- 7 -
(k) Due Diligence	- 7 -
(l) No Regulatory Agency Recommendation or Approval	- 7 -
(m) Qualified Institutional Buyer Status	- 7 -
(n) Mutual Negotiation	- 8 -
(o) Financial Adviser Fee	- 8 -
(p) Additional Documentation	- 8 -
(q) Bring-Down of Representations and Warranties	- 8 -
(r) New York Stock Exchange Matters	- 8 -
(s) Settlement Instructions	- 8 -
(t) Wall-Cross Matters	- 8 -
(u) No Reliance on Matthews South	- 8 -
(v) Authorization, Execution and Delivery of This Agreement	- 9 -
Section 6. Conditions to Obligations of the Company and the Investors	- 9 -
(a) Conditions to the Obligations of the Company	- 9 -
(b) Conditions to the Investors’ Obligations	- 9 -
Section 7. The Release Time	- 9 -
Section 8. Tax Matters	- 9 -
Section 9. Miscellaneous	- 10 -
(a) Waiver; Amendment	- 10 -
(b) Assignability	- 10 -
(c) Further Instruments and Acts	- 10 -
(d) Waiver of Jury Trial	- 10 -
(e) Governing Law	- 10 -
(f) Section and Other Headings	- 10 -
(g) Counterparts	- 10 -
(h) Notices	- 10 -
(i) Binding Effect	- 10 -
(j) Notification of Changes	- 10 -
(k) Severability	- 10 -
(l) Entire Agreement	- 11 -
(m) Reliance by Matthews South	- 11 -
(n) Netting	- 11 -

Schedules and Exhibits
Schedule A: Investor Purchase Schedule    SA-1
Exhibit A: Form of Indenture    A-1
Exhibit B: Investor Information    B-1
Exhibit C: Current Report on Form 8-K    C-1
Exhibit D: Comparison of Terms    D-1

- i -

SECURITIES PURCHASE AGREEMENT

    SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of June 12, 2025, between PROS Holdings, Inc., a Delaware corporation (the “Company”), and, severally and not jointly, the undersigned investors (each, an “Investor”).

    WHEREAS, the Company desires to issue and sell to the respective Investors, and each Investor, severally and not jointly, desires to purchase from the Company, Notes (as defined in Section 1) in the amounts and on the terms set forth in this Agreement.

    THEREFORE, the Company and each Investor, severally and not jointly, agree as follows.

Section 1.Definitions.

    “Agreement” has the meaning set forth in the first paragraph of this Agreement.

    “Closing” has the meaning set forth in Section 3(b)(i).

    “Closing Date” has the meaning set forth in Section 3(b)(i).

    “Code” means the Internal Revenue Code of 1986, as amended.

    “Common Stock” means the common stock, $0.001 par value per share, of the Company.

    “Company” has the meaning set forth in the first paragraph of this Agreement.

    “Covered SEC Filings” means each of the following documents, in the form they were filed with the SEC and including any amendments thereto filed with the SEC: (a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024; (b) the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025; (c) those portions of the Company’s 2025 Proxy Statement on Schedule 14A that are incorporated by reference into the Annual Report referred to in clause (a) above; and (d) the Company’s Current Reports on Form 8-K (excluding any Current Reports or portions thereof that are furnished, and not filed, pursuant to Item 2.02 or Item 7.01 of Form 8-K, and any related exhibits) filed with the SEC after December 31, 2024.

    “DTC” means The Depository Trust Company.

    “DWAC” means DTC’s Deposit and Withdrawal at Custodian program.

    “DWAC Deposit” has the meaning set forth in Section 3(b)(ii)(2).

“Exchange Agreements” means those certain exchange agreements, dated as of June 12, 2025, between the Company and those certain investors named therein.

    “Indenture” means that certain Indenture, to be dated on or about the Closing Date, between the Company and the Trustee, substantially in the form set forth in Exhibit A hereto.

    “IRS” means the Internal Revenue Service.

    “Matthews South” means Matthews South LLC.

    “Notes” means the Company's 2.50% Convertible Senior Notes due 2030 to be issued pursuant to the Indenture.

    “Purchase Price” has the meaning set forth in Section 3(a).

    “Release Time” has the meaning set forth in Section 7.

    “SEC” means the Securities and Exchange Commission.

    “Securities Act” means the Securities Act of 1933, as amended.

    “Trustee” means Wilmington Trust, National Association.

    “Underlying Shares” means the shares of Common Stock issuable upon conversion of the Notes.

Section 2.Rules of Construction. For purposes of this Agreement:

    (a)    “or” is not exclusive;

    (b)    “including” means “including without limitation”;

    (c)    “will” expresses a command;

    (d)    words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

    (e)    “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement, unless the context requires otherwise;

    (f)    references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

    (g)    the exhibits, schedules and other attachments to this Agreement are deemed to form part of this Agreement.

Section 3.The Purchase and Sale.
(a)Generally. Subject to the other terms of this Agreement, the Company agrees to issue and sell to the respective Investors, and each Investor, severally and not jointly, agrees to purchase from the Company, the aggregate principal amount of Notes set forth opposite the name of such Investor in Schedule A hereto, in each case at a cash purchase price (the “Purchase Price”) of 100% of the principal amount thereof.

(b)The Closing.

(i)Closing Date and Location. The closing of the issuance and sale of the Notes pursuant to this Agreement (the “Closing”) will take place at the offices of DLA Piper LLP (US), 303 Colorado Street, Suite 3000, Austin, TX 78701, at 10:00 a.m., New York City time, on the later of (1) the second business day following the last day of the Reference Period (as defined in the Comparison of Terms attached hereto as Exhibit D); (2) such date on which the conditions to Closing set forth in Section 6 are satisfied or waived; and (3) such other time and place as the Company and the Investors may agree (such later date, the “Closing Date”).
(ii)Delivery of Purchase Price and Notes.
(1)Purchase Price. Subject to satisfaction of the applicable conditions precedent specified in this Agreement, at or prior to 9:30 a.m., New York City time, on the Closing Date, each Investor, severally and not jointly, agrees to pay to the Company, by wire transfer to the following account of the Company, the aggregate Purchase Price of the Notes to be purchased by such Investor pursuant to this Agreement:

Bank Routing #:	[______]
SWIFT Code:	[______]
Bank Address:	[______]
[______]
[______]
Account Number:	[______]
Account Name	[______]

(2)DWAC Deposit. DTC will act as securities depositary for the Notes. Subject to satisfaction of the applicable conditions precedent specified in this Agreement, at or prior to 9:30 a.m. New York City time on the Closing Date, each Investor, severally and not jointly, agrees to direct an eligible DTC participant to submit a DWAC deposit instruction (the “DWAC Deposit”) to the Trustee, for the aggregate principal amount of Notes that such Investor is entitled to receive pursuant to this Agreement, or comply with such other settlement procedures mutually agreed in writing by such Investor and the Company.
(3)Issuance and Delivery of Notes. No Notes will be delivered before the Purchase Price therefor is received in accordance with Section 3(b)(ii)(1). On the Closing Date, subject to satisfaction of the conditions precedent specified in this Agreement, the Company will execute and deliver, and direct the Trustee to execute and deliver, the Indenture, and the Company will execute the certificate(s) representing the Notes to be issued to each Investor pursuant to this Agreement and direct the Trustee to authenticate such certificate(s) and deliver, by acceptance of each DWAC Deposit therefor, such Notes to such Investor to the DTC account of such Investor specified on Exhibit B hereto (or comply with such other settlement procedures mutually agreed in writing by the Company and such Investor).
(4)Acknowledgment of DWAC Posting Expiration. Each Investor acknowledges that the DWAC Deposit must be posted on the Closing Date and that if it is posted before the Closing Date, then it will expire unaccepted and must be resubmitted on the Closing Date.
(5)Delay of Closing. If (A) the Trustee is unable to locate the DWAC Deposit for any Notes or such DWAC Deposit does not conform to the Notes to be issued pursuant to this Agreement, then the Company will promptly notify the Investor. If, because of the occurrence of an event described in the preceding sentence, any Notes are not delivered on the Closing Date, then such Notes will be delivered on the first business day following the Closing Date (or as soon as reasonably practicable thereafter) on which all applicable conditions set forth in the preceding sentence of this have been cured.
Section 4.Representations, Warranties and Covenants of the Company. The Company represents and warrants to the Investors and covenants that:
(a)Due Formation, Valid Existence and Good Standing; Power to Perform Obligations. The Company is duly formed, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets. The Company has full power and authority to execute and deliver, and perform its obligations under, this Agreement.
(b)Status of Underlying Shares. Subject to the terms of the Indenture and the Notes, the Notes will be convertible into shares of Common Stock, cash or a combination of shares of Common Stock and cash, at the Company’s election. The Company has duly authorized and reserved a number of shares of Common Stock for issuance upon conversion of the Notes equal to the initial maximum number of such shares issuable upon conversion (assuming “Physical Settlement” of the Notes upon conversion and the maximum increase to the “Conversion Rate” in connection with any “Make-Whole Fundamental Change” (each, as defined in the Indenture) applies), and, when the Underlying Shares are issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, such Underlying Shares will be validly issued, fully paid and non-assessable, and the issuance of any such Underlying Shares will not be subject to any preemptive or similar rights.
(c)Listing of Underlying Shares. At or before the Closing, the Company will have submitted to the New York Stock Exchange a Supplemental Listing Application with respect to the Underlying Shares. The Company will use its commercially reasonable efforts to maintain the listing of the Underlying Shares on the New York Stock Exchange for so long as the Common Stock is then so listed.
(d)Securities Act Matters. Assuming the accuracy of the representations and warranties of each Investor, the issuance of the Notes pursuant to this Agreement is exempt from the registration requirements of the Securities Act.
(e)Enforceability of Notes. Each Note to be issued pursuant to this Agreement has been duly authorized by the Company and, when issued, authenticated and delivered against payment therefor in the manner provided for in the Indenture and this Agreement, will be validly issued, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity, and will be entitled to the benefits of the Indenture.
(f)Enforceability of Indenture. The Indenture has been duly authorized, executed and delivered in accordance with its terms by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity.
(g)Trust Indenture Act. Assuming the accuracy of the representations and warranties of the Investors, it is not necessary to qualify the Indenture under the Trust Indenture Act of 1939, as amended, in connection with the issuance and sale of the Notes pursuant to this Agreement.
(h)Non-Contravention. The transactions contemplated by this Agreement will not (i) contravene any law, rule or regulation binding on the Company or any subsidiary thereof or any judgment or order of any court or arbitrator or governmental or regulatory authority applicable to the Company or any such subsidiary; (ii) constitute a breach or violation or result in a default under any loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound; or (iii) constitute a breach or violation or result in a default under the organizational documents of the Company or any subsidiary thereof, except, in the case of clauses (i) and (ii) above, for such contraventions, conflicts, violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement.
(i)No Consents. No consent, approval, authorization, order, license, registration or qualification of or with any court or governmental or regulatory authority is required for the execution, delivery and performance by the Company of its obligations under this Agreement, the Indenture or the Notes and the consummation of the transactions contemplated by this Agreement, the Indenture and the Notes, except such as have been obtained or made (or will, at the Closing, have been obtained or made) by the Company.
(j)Authorization, Execution and Delivery of This Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(k)Investment Company Act. The Company is not and, after giving effect to the transactions contemplated by this Agreement, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.
(l)Accuracy of Covered SEC Filings. The Covered SEC Filings, taken as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), as of the date of the latest Covered SEC Filing, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
Section 5.Representations, Warranties and Covenants of the Investors. Each Investor, severally and not jointly, represents, and warrants to the Company and covenants that:
(a)Power to Perform Obligations; Survival of Authority. Such Investor has full power and authority to enter into this Agreement and perform all obligations required to be performed by such Investor under this Agreement. All authority conferred in this Agreement will survive the dissolution of the Investor, and any representation, warranty, undertaking and obligation of the Investor under this Exchange Agreement will be binding upon the trustees in bankruptcy, legal representatives, successors and assigns of the Investor.
(b)Lack of Affiliate Status. Such Investor is not, as of the date of this Agreement, and, at the Closing, will not be, and, at no time during the three months preceding the date of this Agreement or preceding the Closing, was or will such Investor be, a “person” that is an “affiliate” of the Company (as such terms are defined in Rule 144 under the Securities Act).
(c)Non-Contravention. The consummation of the transactions contemplated by this Agreement to be performed by such Investor, including the purchase of the Notes by such Investor pursuant to this Agreement, will not (i) contravene any law, rule or regulation binding on such Investor or any investment guideline or restriction applicable to such Investor; or (ii) constitute a breach or violation or result in a default under the organizational documents of such Investor or any material loan agreement, mortgage, lease or other agreement or instrument to which such Investor is a party or by which it is bound.
(d)Jurisdiction of Residence. Such Investor is a resident of the jurisdiction set forth on the signature page hereto of such Investor.
(e)Compliance with Certain Laws; No Consents. Such Investor will comply with all applicable laws and regulations in effect in any jurisdiction in which such Investor acquires any Notes pursuant to this Agreement and there are no consents, approvals or permissions required for such purchases, acquisitions or sales under the laws and regulations of any jurisdiction to which such Investor is subject or in which such Investor acquires any Notes pursuant to this Agreement.
(f)Acknowledgement of Risks; Investment Sophistication. Such Investor understands and accepts that an investment in the Notes involves risks. Such Investor has such knowledge, skill and experience in business, financial and investment matters that such Investor is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and an investment in the Notes. With the assistance of such Investor’s own professional advisors, to the extent that the Investor has deemed appropriate, such Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Notes and the consequences of the transactions contemplated by this Agreement. Such Investor has considered the suitability of the Notes as an investment in light of such Investor’s own circumstances and financial condition, and such Investor is able to bear the risks associated with an investment in the Notes.
(g)No View to Distribution; No Registration. Each Investor is acquiring the Notes solely for such Investor’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Notes in violation of the Securities Act. Such Investor understands that the offer and sale of the Notes have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of such Investor and the accuracy of the other representations made by such Investor in this Agreement. Such Investor understands that the Company and its affiliates and agents are relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether the offer and sale of the Notes meet the requirements for such exemptions.
(h)Information Provided. Such Investor acknowledges that no person has been authorized to give any information or to make any representation concerning the Company or the issuance and sale of the Notes other than as contained in this Agreement, the Covered SEC Filings and the Comparison of Terms attached hereto as Exhibit D. The Company takes no responsibility for, and provides no assurance as to the reliability of, any other information that others may provide to such Investor.
(i)No Investment, Tax or Other Advice. Such Investor confirms that it is not relying on any statement (written or oral), representation or warranty made by, or on behalf of, the Company, Matthews South or any of their respective affiliates or agents as investment, tax or other advice or as a recommendation to purchase the Notes. Such Investor confirms that it has read the Indenture and the form of the Notes and has not relied on any statement (written or oral) of the Company, Matthews South or any of their respective affiliates or agents as to the terms of the Notes. Neither the Company, Matthews South nor any of their respective affiliates or agents is acting or has acted as an advisor to such Investor in deciding whether to purchase the Notes.
(j)Investment Decision Matters. Such Investor confirms that none of the Company, Matthews South or any of their respective affiliates or agents have (i) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Notes; or (ii) made any representation to such Investor regarding the legality of an investment in the Notes under applicable investment guidelines, laws or regulations. In deciding to invest in the Notes, such Investor is not relying on the advice or recommendations of the Company, Matthews South or their respective affiliates or agents, and has made its own independent decision that the terms of this Agreement and the investment in the Notes are suitable and appropriate for it.
(k)Due Diligence. Such Investor is familiar with the business and financial condition and operations of the Company and has had the opportunity to conduct its own investigation of the Company and the Notes. Such Investor has had access to and reviewed the Covered SEC Filings and such other information concerning the Company and the Notes that such Investor deems necessary to enable it to make an informed investment decision concerning an investment in the Notes. Such Investor has been offered the opportunity to ask questions of the Company and received answers thereto, as it deems necessary to enable it to make an informed investment decision concerning its investment in the Notes.
(l)No Regulatory Agency Recommendation or Approval. Such Investor understands that no federal or state agency has passed upon the merits or risks of an investment in the Notes or made any recommendation or endorsement, or made any finding or determination concerning the fairness or advisability, of such investment or the consequences of the transactions contemplated by this Agreement.
(m)Qualified Institutional Buyer Status. Each Investor is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act and agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the issuance and sale of the Notes.
(n)Mutual Negotiation. Such Investor acknowledges that the terms of this Agreement and the transactions contemplated hereby have been mutually negotiated between such Investor and the Company. Such Investor was given a meaningful opportunity to negotiate the terms of this Agreement. Such Investor had a sufficient amount of time to consider whether to participate in the transactions contemplated by this Agreement, and neither the Company nor Matthews South, nor any of their respective affiliates or agents, has placed any pressure on such Investor to respond to the opportunity to participate in such transactions. Such Investor’s participation in the transactions contemplated by this Agreement was not conditioned by the Company on such Investor’s purchase of a minimum principal amount of Notes.
(o)Financial Adviser Fee. Such Investor acknowledges that the Company intends to pay Matthews South a fee in respect of the transactions contemplated hereby.
(p)Additional Documentation. Such Investor will, upon request, execute and deliver any additional documents that the Company may reasonably request to complete the issuance and sale, and the delivery of, the Notes.
(q)Bring-Down of Representations and Warranties. Such Investor understands that, unless the Investor notifies the Company in writing to the contrary at or before the Closing, each of such Investor’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by such Investor.
(r)New York Stock Exchange Matters. Such Investor does not have an ownership interest equal to or greater than either 5% of the number of shares of Common Stock of the Company or 5% of the voting power outstanding of the Company, in each case, before the initial issuance of the Notes pursuant to this Agreement.
(s)Settlement Instructions. No later than one (1) business day after the date hereof, each Investor agrees to deliver to the Company settlement instructions substantially in the form of Exhibit B attached to the Agreement.
(t)Wall-Cross Matters. Such Investor has not transacted, and will not transact, in any securities of the Company, including, but not limited to, any hedging transactions, from the time such Investor was first contacted by the Company or Matthews South with respect to the transactions contemplated by this Agreement until after the Release Time. Solely for purposes of this Section 5(t), subject to such Investor’s compliance with its obligations under U.S. federal securities laws and such Investor’s internal policies, (i) “Investor” will not include any employees or affiliates of such Investor that are effectively walled off by appropriate “Fire Wall” information barriers approved by such Investor’s legal or compliance department; and (ii) the foregoing representations and covenants of this Section 5(t) will not apply to any transaction by or on behalf of an account that was effected without the advice or participation of, or such account’s receipt of information regarding the transactions contemplated hereby provided by, such Investor.
(u)No Reliance on Matthews South. Such Investor acknowledges and agrees that Matthews South has not acted as a financial advisor or fiduciary to such Investor and that Matthews South and its directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Company’s SEC filings and make no representation or warranty to such Investor, express or implied, with respect to the Company, the Notes or the accuracy, completeness or adequacy of the information provided to such Investor or any other publicly available information, nor will any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to such Investor.
(v)Authorization, Execution and Delivery of This Agreement. This Agreement has been duly authorized, executed and delivered by such Investor.
Section 6.Conditions to Obligations of the Company and the Investors.
(a)Conditions to the Obligations of the Company. The obligation of the Company to deliver the Notes to each Investor is subject to the satisfaction at or prior to the Closing of each of the following conditions precedent: (i) the representations, warranties and covenants of such Investor in Section 5 hereof are true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing; (ii) and all covenants of such Investor in Section 5 to be performed at or before the Closing have been performed; (iii) receipt of the Purchase Price for such Notes in accordance with Section 3(b)(ii)(1); and (iv) the posting of a valid DWAC Deposit for such Notes in accordance with Section 3(b)(ii)(2).
(b)Conditions to the Investors’ Obligations. The obligation of each Investor to deliver (or cause to be delivered) the Purchase Price for the Notes to be purchased by it pursuant to this Agreement is subject to the satisfaction at or prior to the Closing of each of the following conditions precedent: (i) the representations, warranties and covenants of the Company in Section 4 are true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing; and (ii) all covenants of the Company in Section 4 to be performed at or before the Closing have been performed.
Section 7.The Release Time. (a) As of the date of this Agreement, the Company is not aware of, and has not provided to any Investor, any material non-public information regarding the Company or its securities, other than any material non-public information relating to the transactions contemplated by this Agreement; and (b) the Company agrees to publicly disclose at or before 8:30 a.m., New York City time, on the first business day after the date of this Agreement (such time and date, the “Release Time”), the material terms of this Agreement and the transactions contemplated hereby in a press release or Current Report on Form 8-K. The Company acknowledges and agrees that, as of the Release Time, none of the information provided by or on behalf of the Company to any Investor in connection with the transactions contemplated by this Agreement will constitute material non-public information. The Investor and the Company agree that the Current Report on Form 8-K contemplated by this Section 7 will be substantially in the form set forth in Exhibit C hereto.
Section 8.Tax Matters. Each Investor acknowledges that, if it is a United States person for U.S. federal income tax purposes, then either (a) such Investor will provide its correct taxpayer identification number (generally, a person’s social security or federal employer identification number) and certain other information on a properly completed and executed IRS Form W-9; or (b) another basis for exemption from backup withholding must be established. Each Investor further acknowledges that, if it is not a United States person for U.S. federal income tax purposes, then such Investor will provide an appropriate properly completed and executed IRS Form W-8, attesting to such non-U.S. Investor’s foreign status and certain other information as may be reasonably necessary to reduce or eliminate any withholding or deduction, including information establishing an exemption from withholding under Sections 1471 through 1474 of the Code.
Section 9.Miscellaneous.
(a)Waiver; Amendment. Neither this Agreement nor any provisions hereof may be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.
(b)Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof will be assignable by either the Company, on the one hand, or any Investor, on the other hand, without the prior written consent of the other party.
(c)Further Instruments and Acts. Each of the parties to this Agreement agrees to execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to more effectively carry out the purposes of this Agreement.
(d)Waiver of Jury Trial. EACH OF THE COMPANY AND THE INVESTORS IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
(e)Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York.
(f)Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.
(g)Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed to be an original and all of which together will be deemed to be one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (including pdf format) will be effective as delivery of a manually executed counterpart hereof.
(h)Notices. All notices and other communications to the Company provided for herein will be in writing and will be deemed to have been duly given if delivered personally or sent by nationally recognized overnight courier service or by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party may have hereafter specified by notice in writing to the other): (i) if to the Company, PROS Holdings, Inc., 3200 Kirby Drive, Suite 600, Houston, Texas 77098, Attention: General Counsel; and (ii) if to any Investor, the address provided on the signature page hereto of such Investor.
(i)Binding Effect. The provisions of this Agreement will be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.
(j)Notification of Changes. Each Investor covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of such Investor contained in this Agreement to be false or incorrect.
(k)Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.
(l)Entire Agreement. This Agreement, including all Schedules and Exhibits hereto, constitutes the entire agreement of the parties hereto with respect to the specific subject matter covered hereby, and supersedes in their entirety all other agreements or understandings between or among the parties with respect to such specific subject matter.
(m)Reliance by Matthews South. Matthews South, acting as financial advisor to the Company, may rely on each representation and warranty of the Company and the Investors herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to Matthews South. Matthews South will be a third-party beneficiary of this Agreement to the extent provided in this Section 9(m).
(n)Netting. If an Investor is also a party to an Exchange Agreement, then cash amounts payable under this Agreement and such Exchange Agreement may be netted against each other for purposes of Closing.

[The Remainder of This Page Intentionally Left Blank; Signature Pages Follow]

    IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first written above.

Investor:

Legal Name

By:
Name:
Title:

Investor Address:	Taxpayer Identification Number:

Telephone Number:

Country (and, if applicable, State) of Residence:

[Signature Page to Securities Purchase Agreement]

PROS HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Securities Purchase Agreement]

SCHEDULE A

Investor Purchase Schedule

Legal Name of Investor	Principal Amount of Notes to Be Purchased

[_____]	$	[_____]
[_____]	$	[_____]
[_____]	$	[_____]
[_____]	$	[_____]

SA-1

EXHIBIT A

Form of Indenture

(See Attached)

A-1

EXHIBIT B xxxxx

Investor Information

Legal Name of Investor:

DTC Account for Delivery of Notes

DTC Participant Number:
DTC Participant Name:
DTC Participant Phone Number:
DTC Participant Contact Email:
Account # at DTC Participant:

B-1

EXHIBIT C

Current Report on Form 8-K

(See Attached)
C-1

EXHIBIT D

Comparison of Terms

(See Attached)

D-1